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                          IKON OFFICE SOLUTIONS, INC.
                               STOCK AWARD PLAN

     1.  PURPOSE.  The IKON Office Solutions, Inc. Stock Award Plan enables
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employees and directors of IKON Office Solutions, Inc. ("IKON") to receive shares of IKON common stock in recognition of services rendered or to be rendered. Thus, the Plan is intended to reward individuals who have contributed or will contribute to the success of IKON.

     2.  EFFECTIVE DATE.  The Plan was effective as of October 1, 1992.
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     3.  ELIGIBILITY.  All full-time or part-time employees of IKON and its
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subsidiaries and all directors of IKON shall be eligible for selection to receive awards of IKON common stock as provided by the Plan.

     4.  SELECTION.  The Committee described in Paragraph 8, by action of at
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least two members, shall: a) select individuals to receive stock awards from time to time; b) determine the number of shares subject to each award; c) determine the amount of compensation, if any, which selected employees or directors shall be required to forgo as a condition to receiving such awards; d) determine any employment restrictions or performance criteria to be placed upon such awards; and e) determine any other terms or conditions to be placed upon the awards. Such selections and determinations shall be entirely within the discretion of the Committee, but the Committee may consider recommendations received from IKON management. Notwithstanding the foregoing, the Committee must obtain the prior approval of the Human Resources Committee for any award proposed to be granted to an executive officer of the Company. "Executive Officer" shall mean an IKON employee who files reports regarding ownership of IKON stock pursuant to Section 16 of the Securities Exchange Act of 1934. In addition, the Committee must obtain the prior approval of the Board of Directors for any award proposed to be granted to a non-employee member of the Board of Directors.

     5.  a)   NUMBER OF SHARES.  An award to be granted hereunder shall state
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the number of shares of IKON common stock subject to the award.

         b)  EMPLOYMENT OR PERFORMANCE RESTRICTIONS.  The award may (but need
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not) specify that the employee or director must remain employed or must serve as a director for a specified period from date of the grant of the award (the "Employment Period") as a condition to receiving all or a portion of the IKON stock subject to the award, or the stock award may (but need not) specify that individual or company performance
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criteria must be met over a period of time (the "Performance Period") as a condition to receiving such shares. If such an Employment Period or Performance Period is specified, the stock subject to the Employment Period or Performance Period restriction shall generally not be delivered unless and until the Employment Period or Performance Period has been completed and any applicable Performance Period or Employment Period criteria have been met. In no event shall the Employment Period or Performance Period exceed ten years.

         c)  PAYMENT REQUIREMENT.  The award may (but need not) specify that the
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employee or director has elected to forgo a specified portion of his or her compensation as a condition to receiving the award.

     6.  RIGHTS AS SHAREHOLDER.  Unless an Employment Period or Performance
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Period is specified, an individual who has received a stock award hereunder shall generally have all the rights of a shareholder with respect to the IKON stock subject to the award upon delivery of the shares subject to such award. Unless otherwise determined by the Committee, or by the Human Resources Committee (for executive officers), or by the Board of Directors (for non-employee directors), or unless specified in a particular stock award (or in other documentation), if an Employment Period or Performance Period is specified, the employee or director generally shall not have any rights as a shareholder with respect to the IKON stock subject to the Employment Period or Performance Period restriction until the Employment Period or Performance Period has been successfully completed and shares have been delivered pursuant to the award.

     7.  CHANGES IN CAPITALIZATION.  In the event of any stock dividend, stock
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split, combination of shares, merger, consolidation, reorganization, spin-off or recapitalization affecting the outstanding shares of IKON common stock (an "Event"), the maximum number and kind of shares that may be issued under the Plan, and the number and kind of shares subject to then outstanding awards shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event.

     8.  ADMINISTRATION.  The Plan shall be administered by IKON's Retirement
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Plans Committee (the "Committee"), and any decision made by at least two members of the Committee in carrying out, administering or construing the Plan shall be final and binding. Notwithstanding the foregoing, the terms of any award proposed to be granted to an executive officer must be approved in advance by the Human Resources Committee, and the terms of any award proposed to be granted to a non-employee director must be approved in

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advance by the Board of Directors. The Committee may, in its discretion, appoint a Plan Administrator who shall handle the day-to-day operations of the Plan and who shall perform such other duties and take such other actions as may be delegated to the Plan Administrator by the Committee.

     9.  AMENDMENT OR TERMINATION.  The Plan may be amended at any time by
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action of the Committee, Human Resources Committee or Board of Directors, except only the Human Resources Committee or the Board of Directors shall have the authority to: i) amend the Plan to materially change the amount or nature of the benefits to be received thereunder, or ii) amend the provisions of the Plan regarding awards to executive officers. In addition, only the Board of Directors shall have the authority to amend the provisions of the Plan regarding awards to non-employee directors. The Plan may be suspended or terminated at any time by action of the Human Resources Committee or the Board of Directors.
No amendment, suspension or termination shall have a material adverse effect on the rights of those individuals who have received stock awards under the Plan.

     10. TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.  Unless otherwise provided
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in a particular stock award (or in other documentation), or by the Committee, or by the Human Resources Committee (for executive officers), or by the Board of Directors (for non-employee directors), if the employment or directorship (with IKON or a subsidiary) of an individual who has received a stock award subject to an Employment Period terminates due to death or total disability (as defined in IKON's Long Term Disability Plan), the individual (or legal representative or heir) shall generally be entitled to receive all shares of IKON common stock subject to such stock award regardless of whether the Employment Period has been completed. Unless otherwise provided in a particular stock award (or in other documentation), if the employment or directorship (with IKON or a subsidiary) of an individual who has received a stock award subject to a Performance Period terminates due to death or total disability (as defined in IKON's Long Term Disability Plan), the Committee, or the Human Resources Committee (for executive officers), or the Board of Directors (for non-employee directors) shall determine, in its sole discretion, whether the individual (or the individual's legal representative or heir) shall be entitled to receive all or any portion of the shares of IKON common stock subject to such stock award regardless of whether the Performance Period has been successfully completed. Unless otherwise provided in a particular stock award (or in other documentation), or by the Committee, or by the Human Resources Committee (for executive officers), or by the Board of Directors (for non-employee directors), if the employment or directorship (with IKON or a subsidiary)

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of an individual who has received a stock award subject to an Employment Period or Performance Period terminates for any reason other than those set forth above, or if the Performance Period criteria are not met, the individual will generally forfeit all shares of IKON common stock which were awarded subject to the Employment Period or Performance Period restriction.

     11. NO AGREEMENT TO RETAIN.  Nothing in the Plan shall be construed
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to constitute or be evidence of an agreement or understanding, express or implied, on the part of IKON or its subsidiaries, to retain or employ an employee, or to retain or recommend the nomination of any director who has received a stock award, unless otherwise specified in the individual award.

     12. WITHHOLDING.  IKON and its subsidiaries will have the right to require
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payment, as a condition to receiving the award, of an amount necessary to satisfy withholding requirements for all federal, state and local taxes. In connection with such withholding, IKON and its subsidiaries may make such arrangements, consistent with the Plan, as they may deem appropriate.

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     IN WITNESS WHEREOF, the IKON Office Solutions, Inc. Stock Award Plan is
hereby adopted by the Corporation, by duly authorized signature set forth below.

                                                IKON OFFICE SOLUTIONS, INC.



                                                By:   /s/ Karin M. Kinney
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                                                Title: Secretary
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